Exhibit 10.59

Amendment 1

to the

Vehicle Terms and Conditions

between

All Aboard Florida – Operations LLC

and

Siemens Industry Inc.

Amendment 1 (“Amendment 1”) dated July 17, 2015 to the Vehicle Terms and Conditions Agreement (“VTC”) with an effective date of August 15, 2014, by and between All Aboard Florida – Operations LLC, a limited liability company duly formed and validly existing under the laws of the State of Delaware, with a principal business address of 2855 Le Jeune Road, 4th Floor; Coral Gables, Florida 33134 (“AAF” or “Owner”) and Siemens Industry, Inc., a corporation duly formed and validly existing under the laws of the State of Delaware with a principal business address of 7464 French Road, Sacramento, CA 95828 (“SII” or “Contractor”) Each of AAF and SII may be referred to herein as a “party” or collectively as the “parties.” This Amendment 1 is executed in accordance with Section 45 of the VTC.

WITNESSETH:

Whereas, Owner and Contractor entered into the VTC pursuant to which Owner agreed to purchase from Contractor, and Contractor agreed to sell to Owner, a new fleet of trains; and

Whereas, Owner and Contractor have agreed to amend the VTC for the purpose of clarifying and correcting certain terms and conditions;

Now, therefore be it resolved, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.
Defined Terms. All defined terms expressed in the VTC shall, unless expressed to the contrary herein or the context otherwise requires, continue to have the same meanings where used in this Amendment 1.

2.	Amendments. Owner and Contractor hereby amend the VTC as follows:

2.1        In the definition of “Delivery” or “Deliveries” to correct a Section reference, delete Subsection (a) in its entirety and replace it with the following revised and restated Subsection (a):

(a)
the delivery by the Contractor of a Train or Vehicle to the Owner’s Maintenance Facility or such other suitable location as the parties may agree upon and completion of the joint inspection by the Owner and the Contractor under Section 8.1.2; or

2.2        For the definition of “Escrow Agreement” to provide an Exhibit reference, delete the definition in its entirety and replace it with the following revised and restated definition:

“Escrow Agreement” means an escrow agreement in the form set out in Exhibit 12 to be executed and dated by the Owner, the Contractor and the Escrow Agent in accordance with Sections 3.1.14 and 3.3.8;

2.3        Delete the definition of “GAAP” in its entirety

2.4        For the definition of “Operation and Maintenance Manuals” to correct a Section reference, delete the definition in its entirety and replace it with the following revised and restated definition:

“Operation and Maintenance Manuals” means the documents which fully describe how the Vehicles, the Trains and any items of Supplied Equipment should be operated, serviced, maintained, repaired and overhauled, to be produced by the Contractor (in electronic format) and agreed with the Owner in accordance with Sections 12.6 and 12.9 including the manuals set out in Section 2 of Exhibit 6 and the manuals required by the Train Technical Specification;

2.5        For the definition of “Owner Network’’ to clarify the definition, delete the definition in its entirety and replace it with the following revised and restated definition:

“Owner Network” means:

(a)        for Phase 1 Trains only, the Miami-West Palm Beach railroad to be operated by the Owner or a member of the Owner Group;

(b)        for Phase 2 Trains only, the Miami-Orlando railroad to be operated by the Owner or a member of the Owner Group; and

(c)        for Phase 1 Trains and Phase 2 Trains, signalling, way side equipment, communications systems, platform, tunnels, and bridges;

2.6        For the definition of “Plan To Cure” to correct a Section reference, delete the definition in its entirety and replace it with the following revised and restated definition:

“Plan To Cure” has the meaning given to it in Section 20.2.1(b)(i);

2.7        For the definition of “Schedule of Finishes” to provide an Exhibit reference, delete the definition in its entirety and replace it with the following revised and restated definition:

“Schedule of Finishes” means Exhibit 14 describing the materials, colors, patterns, finishes, textures and the light reflecting values;

2.8        For the definition of “Scheduled Acceptance Date” to correct a Section reference, delete the definition in its entirety and replace it with the following revised and restated definition:

“Scheduled Acceptance Date” means, in relation to: (a) each Phase 1 Train, the date set out for the Conditional Acceptance of such Phase 1 Train in the Delivery Schedule;

(b)        each item of Phase 1 Supplied Equipment, the date mutually agreed for delivery and the issuance of the Supplied Equipment Compliance Certificate in relation to such item of Phase 1 Supplied Equipment;

(c)        the Operation and Maintenance Manuals, the date set out in Section 12.9 (Plans and Manuals); and

(d)        the Phase 2 Trains and the Option Trains, the date determined in accordance with the Delivery Schedule or the definition of Lead Time, as applicable;

2.9        For the definition of “Train Technical Specification” to clarify the definition, delete the definition in its entirety and replace it with the following revised and restated definition:

“Train Technical Specification” or “TTS” means the specification set out in Exhibit 1 (Train Technical Specification;

For Section 2.2 to provide an Exhibit reference, delete Section 2.2 in its entirety and replace it with the following revised and restated Section 2.2:

2.2
Shortly after the execution of this Agreement, the Owner and the Contractor will commence negotiations in good faith on the MTC. The Owner and the Contractor agree that the Maintenance Term Sheet set out in Exhibit 13 will be used as the basis for the MTC with the understanding that there may be changes from the Maintenance Term Sheet in the schedule, scope, and terms and conditions that would need to be reflected in the final execution version of the MTC. The parties will negotiate any such changes in good faith.

2.10      For Section 3.1.14 to reflect the correct timeline for execution of the Escrow Agreement, delete Section 3.1.14 in its entirety and replace it with the following revised and restated Section 3.1.14:

3.1.14	the Contractor will ensure that it will execute the Escrow Agreement within sixty (60) days of the Conditional Acceptance of Train 1 of Phase 1

2.11      For Section 3.1.8 to reflect the correct accounting standards, delete Section 3.1.8 in its entirety and replace it with the following revised and restated Section 3.1.8:

3.1.8
the reviewed financial statements of the Contractor have been prepared in accordance with International Financial Reporting Standards (IFRS) and present in all material respects a true and fair view of the financial condition of the Contractor as of the dates the financial statements were prepared. To the best of the Contractor’s knowledge, having made all prudent inquiries as of the date of this Agreement, there has been no change in the financial condition of the Contractor since the date of the reviewed financial statements provided by the Contractor to the Owner pursuant to the July Non-Disclosure Agreement that would have a material adverse effect upon the Contractor’s ability to perform its obligations under this Agreement;

2.12      For Section 3.3.5 to reflect the correct corporate entity, delete Section 3.3.5 in its entirety and replace it with the following revised and restated Section 3.3.5:

3.3.5	the Owner is a wholly-owned Subsidiary of AAF Holdings LLC;

2.13      For Section 3.3.8 to reflect the correct timeline for execution of the Escrow Agreement, delete Section 3.3.8 in its entirety and replace it with the following revised and restated Section 3.3.8:

3.3.8	the Owner will ensure that it will execute the Escrow Agreement within sixty (60) days of the Conditional Acceptance of Train 1 of Phase 1;

2.14      For Section 4.2 to provide an Exhibit reference, delete Section 4.2 in its entirety and replace it with the following revised and restated Section 4.2:

4.2       Schedule of Finishes

The Schedule of Finishes is set forth in Exhibit 14 (Schedule of Finishes). If changes are required to Exhibit 14 (Schedule of Finishes), the visual renders, swatches and samples for the Trains, the Owner shall notify the Contractor of any changes in writing no later than two (2) weeks after receiving the items from the Contractor. The Contractor and the Owner agree to discuss such changes in good faith and following such discussions, the parties will reach agreement on the change, if any, and the Contractor shall incorporate any changes into the TTS, and provide the Owner with the final version of Exhibit 14 (Schedule of Finishes), the visual renders, swatches and samples for the Trains within two (2) weeks of reaching such agreement.

2.15      For Section 4.3.3, to correct a Section reference, delete Section 4.3.3 in its entirety and replace it with the following revised and restated Section 4.3.3:

4.3.3
The Contractor shall provide such level of information during the process referred to in Section 4.3.2 so as to allow the Owner to reasonably satisfy itself that the resulting design will meet the Contractor’s obligations and be Fit for Purpose.

2.16      For Section 4.7 to provide an Exhibit reference, delete Section 4.7 in its entirety and replace it with the following revised and restated Section 4.7:

4.7       Access to Maintenance Facilities

The Owner will provide the Phase 1 Maintenance Facility as set forth in Exhibit 2 (Maintenance Facility Layout and Commissioning Equipment) and ensure that the Phase 1 Maintenance Facility is sufficiently functional to commission, test and maintain Trains and Vehicle no less than fifteen (15) days before the Scheduled Delivery Date of the first Phase 1 Train. The Owner will provide the Contractor with such access to the Maintenance Facilities as the Contractor reasonably requires during normal business hours in order to comply with its obligations under this Agreement, and the Contractor shall execute and shall have any of its Sub-Contractors, suppliers, agents, or representatives that require access to the Maintenance Facilities execute access agreements with Florida East Coast Railway LLC in substantially the form set out in Exhibit 9 (Form of Right of Access Agreement in Respect of the Maintenance Facilities). Notwithstanding the foregoing, the parties acknowledge that Florida East Coast Railway LLC is reviewing Exhibit 9 (Form of Right of Access Agreement in Respect of the Maintenance Facilities). In the event Florida East Coast Railway LLC proposes changes to Exhibit 9 (Form of Right of Access Agreement in Respect of the Maintenance Facilities) after its review, the parties will in good faith enter into discussions, the goal of which is to agree on the form of Exhibit 9 (Form of Right of Access Agreement in Respect of the Maintenance Facilities). The Owner shall be responsible for the security, safety, permits, certificates, Relevant Approvals, compliance with Applicable Laws and Regulations related to the condition and maintenance of the Maintenance Facilities. The Owner shall be responsible for providing the equipment and tools listed in Part 2 of Exhibit 2 (Maintenance Facility Layout and Commissioning Equipment) in relation to the Phase 1 Trains for the Maintenance Facilities. The Contractor shall be responsible for the providing the tools listed in Part 3 of Exhibit 2 (Maintenance Facility Layout and Commissioning Equipment) in relation to Phase 1 Trains.

2.17      For Section 5.2.5 to correct a term, delete Section 5.2.5 in its entirety and replace it with the following revised and restated Section 5.2.5:

5.2.5
For all Option Orders received by the Contractor, a Delivery Schedule will be mutually agreed upon between the Owner and the Contractor. The date of Delivery will be principally consistent with the methodology of Phase 1 Train Delivery; however, such dates for Delivery of the Option Order will be dependent upon the Lead Times of materials and availability of the production facilities at the time of the Option Order. After the Owner places the Option Order, the Contractor will provide the Owner with a Primavera schedule, which will set forth a delivery schedule for the Option Order.

2.18      For Section 20.2.2 to correct a Section reference, delete Section 20.2.2 in its entirety and replace it with the following revised and restated Section 20.2.2:

20.2.2.	Where the Owner serves a Termination Notice in accordance with Section 20.2.1(b) and the Contractor either:

(a)	rectifies the Contractor Event of Default within the thirty (30) day period specified in the Termination Notice; or

(b)	implements any Plan To Cure agreed by The Owner in accordance with its terms,

the Termination Notice will be deemed to be revoked and this Agreement will continue.

2.19      For Section 20.2.3 to correct a Section reference, delete Section 20.2.3 in its entirety and replace it with the following revised and restated Section 20.2.3:

20.2.3   Where the Owner serves a Termination Notice in accordance with Section 20.2.1(b) and the Contractor fails either to:

(c)	rectify the Contractor Event of Default within the thirty (30) day period specified in the Termination Notice; or

(d)	implement any Plan To Cure agreed by The Owner in accordance with its terms,

this Agreement will terminate on the date falling thirty (30) days after the date of receipt of the Termination Notice by the Contractor unless the Owner notifies the Contractor otherwise.

2.20      For Section 20.2.4 to correct a Section reference, delete Section 20.2.4 in its entirety and replace it with the following revised and restated Section 20.2.4:

20.2.4   Where the Owner serves a Termination Notice in accordance with Section 20.2.1(a), this Agreement will terminate on the date set out in such Termination Notice.

2.21      For Section 21.1 to correct and clarify a provision, delete Section 21.1 in its entirety and replace it with the following revised and restated Section 21.1:

21.1
Should the Owner terminate this Agreement by issuing a Termination Notice pursuant to Section 20.2 then, without prejudice to the Owner’s right to liquidated damages, the Owner may, acting in its sole discretion:

21.1.1
elect to take the benefit of any work carried out by the Contractor prior to the date of the Termination Notice with respect to any Trains which are partially completed or have not achieved Conditional Acceptance (the “Termination Items”) in which case the Contractor shall at the Owner’s option either:

(a)        deliver to the Owner; or

(b)
upon written notice of not less than ten (10) Business Days (other than in the circumstances envisaged in Section 20.1.1 when such notice shall not be required), permit the Owner to enter and take possession from the Contractor’s premises (during normal business hours or such other hours as the Owner has notified the Contractor in advance but in no event less than 24 hours) of;

such Termination Item (in its then state of completion) and any Parts and materials (but not Software) or Supplied Equipment intended to be incorporated in or fixed to or supplied with such Termination Items and information supplied in connection therewith (such Termination Item, Parts, Supplied Equipment and other materials and information referred to herein as the “Selected Items”). Where a Termination Notice has been served as a result of an Insolvency Event in respect of the Contractor pursuant to Section 20.1.1 and immediately upon giving notice of its election to take the benefit of and possess the Selected Items, title to the Selected Items shall be transferred to the Owner (with full title guarantee without further act and notwithstanding that the Owner may not have paid the Contractor in full for the Selected Items). On acquiring possession of the Selected Items, the Owner shall pay to the Contractor an amount representing the fair market value of the Selected Items less an amount equal to installments already paid by the Owner with respect to such Selected Items. The Owner shall be entitled to set-off any amounts payable by it to the Contractor under this Section 21.1.1 against any amounts payable by the Contractor to the Owner under Section 21.2. If the parties are unable to agree to an amount representing the fair market value of the Selected Items, either party may refer the matter for resolution in accordance with Section 37.

2.22      For Section 23.1 to correct and clarify a provision, delete Section 23.1 in its entirety and replace it with the following revised and restated Section 23.1:

23.1
Subject to Section 23.4 if the Contractor is delayed in performing its obligations under this Agreement, the Contractor shall pay liquidated damages as set forth herein. Whether the Contractor is delayed in performing its obligations under this Agreement will be determined on the basis of whether Conditional Acceptance has occurred on or before the relevant date specified in Exhibit 4 (Delivery Schedule). Liquidated and ascertained damages (as compensation for loss and not as a penalty) shall be payable by the Contractor to the Owner from the Scheduled Acceptance Date of such Train until the date upon which a Conditional Acceptance Certificate is issued in relation to that Train, at the applicable daily rates of:

23.1.1       $5,000 per day for the first sixty (60) days of delay;

23.1.2       $10,000 per day for the subsequent sixty (60) days of delay; and

23.1.3       $22,500 per day thereafter.

2.23          For Section 27.3.2 to correct and clarify the provision, delete Section 27.3.2 in its entirety and replace it with the following revised and restated Section 27.3.2:

27.3.2
If (i) the Contractor fails to commence its obligations under Section 27.3.1 within five (5) days of receiving written notice from the Owner of any Defect or (ii) the Contractor fails to remedy any Defect within sixty (60) days of receiving written notice from the Owner of any Defect, in each case, the Owner may proceed to remedy such Defect at the Contractor’s expense. If the Owner remedies a Defect in accordance with this Section 27.3.1, the Contractor’s remaining warranty obligations under this Section 27 shall not be affected; provided, however, that the Contractor will have no obligations under Section 27.3.3 to warrant any repairs provided by third parties hired by the Owner including replacement parts. If the Contractor fails to remedy any Defect within ten (10) days of receiving written notice from the Owner of any Defect, then the Warranty Period for the relevant Train, Vehicle, Part, component or item of Supplied Equipment, as the subject of the Defect, shall be suspended until such time that the Defect is fully remedied and the Warranty Period will be extended on a day-for-day basis. If any Defect is disputed, then the Contractor or the Owner may refer the matter for resolution in accordance with Section 37. If it is determined that there was no Defect, Owner agrees to reimburse Contractor for all the reasonable expenses Contractor incurred in investigating the alleged Defect including those expenses related to the physical inspection of the applicable Train, Vehicle, Part or item of Supplied Equipment. The provisions of this Section shall have no bearing upon the relevant performance requirements to be included within the MTC.

2.24      For Section 38.1.5 to correct a Section reference, delete Section 38.1.5 in its entirety and replace it with the following revised and restated Section 38.1.5:

38.1.5   Section 31 (Confidentiality of Information); and

2.25      For Section 42.2 to correct and clarify the provision, delete Section 42.2 in its entirety and replace it with the following revised and restated Section 42.2:

42.2
Each party may assign its rights under this Agreement without the prior written consent of the other party where the assignment by the Owner is to a member of the Owner Group or the assignment by the Contractor is to a Subsidiary of the Contractor, except that where the assignee is a Subsidiary of the Contractor either (i) such assignee must satisfy the financial test in Section 6.3 or (ii) within ten (10) Business Days of such assignment, the Contractor or assignee shall provide a Guarantee validly executed by the Guarantor to the Owner pursuant to Section 6.4.

2.26      For Appendix N to Exhibit 1 (Technical Train Specification) to revise pricing for Phase 1 Spare Parts and Phase 1 Special Tools delete Appendix N to Exhibit 1 (Technical Train Specification) in its entirety and replace it with a revised and restated Appendix N to Exhibit 1 (Technical Train Specification) which is attached hereto and incorporated herein by reference.

2.27      For Exhibit 4 (Delivery Schedules), modify Exhibit 4 (Delivery Schedule) and replace the Delivery Schedule for Phase 1 in Exhibit 4 (Delivery Schedule) with the attached Delivery Schedule for Phase 1, which is incorporated herein by reference. Phase 2 revisions will be set forth in Amendment no. 2.

2.28      For Exhibit 5 (Milestones), modify Exhibit 5 (Milestones) and replace the Milestones for Phase I in Exhibit 5 (Milestones) with the attached Milestones for Phase 1, which is incorporated herein by reference. Phase 2 revisions will be set forth in Amendment no. 2.

2.29      For Exhibit 7, Part 1 (Prices) to revise pricing for Phase 1 Spare Parts and Phase 1 Special Tools, modify Exhibit 7, Part 1 (Prices) and replace the Phase 1 Prices with the attached Exhibit 7, Part 1--Prices (Prices) for Phase 1 Price, which is incorporated herein by reference. Phase 2 revisions will be set forth in Amendment no. 2.

2.30      To include Exhibit 14 (Schedule of Finishes), which is attached hereto and incorporated herein by this reference.

3.         Full Force and Effect; Conflicts. This Amendment 1 shall be read in conjunction with the VTC, all terms and conditions of which shall continue to have full force and effect, except to the extent as varied by this Amendment 1. In the event of any conflict or inconsistency between the terms of this Amendment 1 and the VTC, the terms of Amendment 1 will govern.

4.         Counterparts. This Amendment 1 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment 1, it shall not be necessary to produce or account for more than one such counterpart.

In witness whereof, the parties hereto have caused this Amendment 1 to be executed by their duly authorized representatives as of the date first written above.

All Aboard Florida – Operations LLC	Siemens Industry, Inc.

/s/ MICHAEL CAHILL
Signature	Signature

/s/ P. Michael Reininger	MICHAEL CAHILL
Print Name P. Michael Reininger	Print Name

PRESIDENT, ROLLING STOCK
Print Title President	Print Title

/s/ CHRISTOPHER HALLEUS
Signature

CHRISTOPHER HALLEUS
Print Name

VP, FBA, ROLLING STOCK
Print Title